Prudential Value Fund
For the fiscal year ended 10/31/02
File number 811-04864


List of Broker/Dealer
(Rider to Screen Number 8 ? Item 14A)


BT Futures Corp.

BT (Far East) Limited

BT Futures (Singapore) Ltd.

Bankers Trust Securities (Pacific) Limited, Cook Islands

BT Notes Limited
Bankers Trust Poland Sp Z. o.o.

BT Capital LLC (Russia)

BT Brokerage Nominees Pte. Ltd.

Deutsche Banc/Alex. Brown Incorporated

Bankers Trust Argentina S.A.

Bankers Trust Securities (Pacific) Limited, Hong Kong

Bankers Trust S.A. Agente Del Mercado Abierto

BT Brokerage & Associates Pte. Ltd.

PT Bina Tatalaksana Pasifik

BT Securities (Europe) Limited

BT Asia Securities Limited

Didier Philippe S.A.

Bankers Trust Corredores De Bolsa Limitada

BT Financial Trading

BT Opera Trading S.A.

Bankers Trust Casa de Bolsa de CV

TISCO Securities Hong Kong Limited

Valores Bankers Trust C.A.

BT France S.A.

BT Alex. Brown Canada Incorporated

BT Alex. Brown Australia Limited

BT Securities Limited

BT Equities (HK) Limited

BT Futures (HK) Ltd.

BTP SA Corretora de Valores Mobilarios

B.T.C. Capital Markets & Investments, Ltd.

BT Distribuidora de Titulos e Valores Ltda.

BT Casa De Cambio, S.A. De C.V.

BT Brokerage (Philippines), Inc.

PT BT Prima Securities Indonesia

Merchant Menkul Degerler AS

BT Brokerage Corporation

Deutsche Banc Alex. Brown Inc.

Deutsche Asia Pacific Holdings PTE Ltd.

Deutsche Morgan Grenfell Holding (Australia) Limited

Deutsche Bank Canada

Deutsche Bank deBary NV

Deutsche Morgan Grenfell Securities Hong Kong

BT Deutsche Morgan Grenfell Asia Indonesia

K & N Kenaga SDN BHD

Deutsche Morgan Grenfell Securities Philippines Inc.

Deutsche Morgan Grenfell Securities (Thailand) Co. Limited

Deutsche Morgan Grenfell - Kenanga SDN BHD

Deutsche Morgan Grenfell Proprietary Ltd.

Morgan Grenfell & Co. Limited

National Discount Brokers

BT Funds Management (Singapore) Limited

Bankers Trust Investment Management Limited

BT Citizens Investment Management Co. Ltd.

BT Fund Managers (Ireland) Ltd

Alex. Brown Asset Management Incorporated

Alex. Brown Investments Incorporated

The Morgan Grenfell Small Cap Fund Inc.

Deutsche Asset Management Inc.

Deutsche Asset Management Investment Services Limited

Deutsche Asset Management Group Limited

Deutsche Asset Management Limited

Deutsche Asset Management (International) Limited

Deutsche Asset Management Life and Pensions Limited

Deutsche Unit Trust Managers Limited

Deutsche Investment Funds Limited

Deutsche Asset Management (Property) Limited

Deutsche Investment Trust Managers Limited

Tokai Deutsche Asset Management Limited

Nissay Deutsche Asset Management Europe Limited

McDonald Investments Inc.
Key Global Advisors Ltd.


File numbers may be provided at a later time when available.

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